                                                                      Exhibit 14

                          SP ACQUISITION HOLDINGS, INC.

                           CODE OF CONDUCT AND ETHICS

INTRODUCTION

      This Code of Conduct and Ethics (the "Code") sets forth the guiding principles by which we operate our company and conduct our daily business with our shareholders, customers, suppliers and with each other. It is intended to facilitate positive and productive interactions in every place we do business, and it applies to all of the directors, officers and employees of SP Acquisition
Holdings, Inc. (the "Company").

      In general, it is the responsibility of all directors, officers and employees always to:

      o     Act professionally;

      o     Treat customers, business partners and each other with respect and consideration;

      o     Behave in an honest and ethical manner and act in good faith, responsibly and with due care, competence and diligence;

      o     Ensure the completeness, timeliness, accuracy and integrity of the
            Company's disclosures;

      o     Comply with all applicable laws and regulations where we do business;

      o     Refrain from disclosing or discussing confidential information; and

      o     Protect Company property and assets.

      Each of us at the Company is responsible, both to ourselves and to each other, for ensuring that the highest standards of business conduct are upheld and encouraged. All supervisory and management personnel, including all officers and directors of the Company, have a special responsibility to lead according to the standards in this Code of Conduct and Ethics, in both words and action.

      All employees are required to sign the attached acknowledgement that they have read this Code, understand it and agree to observe it. In addition, the
Principal Executive Officer and Principal Financial Officer will be required at least annually to affirm, to the best of their knowledge, that they have complied with this Code, have no knowledge of any violation of this Code not previously reported and have not been requested to engage in any activity that would violate this Code.

COMPLYING WITH LAWS, REGULATIONS, POLICIES AND PROCEDURES

      All directors, officers and employees of the Company are expected to understand, respect and comply with all of the laws, regulations, policies and procedures that apply to them in their positions with the Company. Employees are responsible for talking to their supervisors to determine which laws, regulations and Company policies apply to their position and what training is necessary to understand and comply with them.

COMPANY INFORMATION AND ASSETS

      ACCURACY OF COMPANY RECORDS AND FINANCIAL INTEGRITY

      The Company strives for fairness and accuracy with all our records and reports. All Company records, information and accounts must be accurately maintained at all times and fairly reflect the Company's assets, liabilities and transactions. The Company is required to establish and maintain appropriate accounting procedures and accurate books and records that reflect all corporate assets, liabilities and transactions and that ensure that the Company's funds are used properly. All of the Company's public disclosures and communications should also be full, fair and accurate, timely and understandable, including all reports filed with or furnished to securities regulators, and accurately reflect our financial performance. Employees may not make any false statements, misleading or artificial entries, or material omissions or misrepresentations in any of the Company's books, financial records, or other documents or communications. Employees must accurately disclose all transactions to the
Company's internal auditors and independent external auditors.

      The Company is owned by the public and its shares are listed for trading.
As a result, the Company is obligated to make various disclosures to the public.
The Company is committed to full compliance with all requirements applicable to its public disclosures. The Company has implemented disclosure controls and procedures to assure that its public disclosures are timely, compliant and otherwise full, fair, accurate, and understandable.

      All employees responsible for the preparation of the Company's public disclosures, or who provide information as part of that process, have a responsibility to ensure that such disclosures and information are complete, accurate and in compliance with the Company's disclosure controls and procedures.

      Employees are expected to cooperate fully with our internal auditors and independent and any other external auditors and management to ensure that the
Company fulfills its responsibilities. It is a violation of Company policy to unduly or fraudulently influence, coerce, manipulate or mislead our internal auditors or independent or any other external auditors regarding our financial statements, accounting practices or internal controls.

      CONFIDENTIAL INFORMATION

      Employees are entrusted with valuable confidential information and trade secrets relating to our businesses. Examples of confidential information and materials include financial information; business plans and strategies; sales results; marketing plans and strategies; inventory and pricing information; and
personal information regarding employees, vendors and customers. Employees are prohibited from using confidential information other than in the performance of their duties for the Company and are prohibited from disclosing such information to unauthorized individuals in or outside the Company. If you leave the Company for any reason, you must return all confidential information and materials before your last day of employment. Even after your separation, your confidentiality obligations will continue with respect to any confidential information you may have learned during your employment.

      No employee should directly talk to or respond to questions from financial analysts, brokers, investors, outside attorneys or the media (e.g., newspapers, newsletters, periodicals, radio, television). If an employee is contacted by any of these persons, he or she should immediately report the contact to the
Principal Financial Officer or General Counsel.

      Maintaining the confidentiality of personal information relating to our employees customers, vendors and suppliers is important. Access to these records is limited to those employees who need to use the information in performing their job duties and appropriate steps should be taken to safeguard such information against inappropriate use and disclosure both inside and outside the
Company. Salary information, performance assessments, disciplinary action and medical and benefits information are examples of personal confidential information and may be discussed only with management.

      SECURItIES LAWS AND INSIDER TRADING

      In the course of their duties, employees and directors may be exposed to information about the Company or other companies that is not available to the general public. The use of such non-public or "inside" information for securities trading purposes is strictly forbidden, whether by the employee, director or any of his or her family members or any other person to whom the employee or director may have communicated the information. It is not only unethical, but also illegal and could expose such individual to civil and criminal penalties.

      U.S. law prohibits anyone who possesses "material" non-public information about a company to trade its stock or other securities. "Material" information is usually defined as any information that might influence a reasonable investor to buy, sell or hold stock. Common examples include financial results, financial forecasts, possible mergers, acquisitions or divestitures, significant product developments and major changes in business direction. U.S. law also prohibits anyone who possesses material, non-public information from using it to tip anyone else who might trade on it.

      Violation of the law may result in civil and criminal penalties, including fines or jail sentences. Employees or directors who are uncertain about the legal rules governing purchases and sales of securities they wish to make or whether information constitutes material, non-public information should consult legal counsel before trading. Any employee who engages in, or is suspected of engaging in, insider trading will be subject to immediate termination as well as possible civil and criminal penalties.

      COMPANY ASSETS

      All directors, officers and employees should take all reasonable steps to protect the Company's assets and ensure their efficient use. This obligation to protect the Company's assets extends to the Company's property, products and intellectual property, including trademarks, trade secrets, patents and copyrights, as well as business, marketing and service plans, manufacturing ideas, designs, records, and any unpublished data and reports. All Company assets should be used only for legitimate business purposes.

CONFLICTS OF INTEREST

      All directors, officers and employees of the Company should be scrupulous in avoiding any activity that may create an actual or apparent conflict of interest with the Company. A conflict of interest occurs when personal interests interfere with a director's, officer's or employee's ability to exercise judgment objectively in the best interests of the Company. Conflicts of interest may not always be clear-cut, so if a question arises, an officer or employee should consult with higher levels of management, the board of directors or company counsel. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of a supervisor, manager or other appropriate personnel.

      DISCLOSING ACTUAL OR APPARENT CONFLICTS OF INTEREST

      Employees must promptly disclose all outside employment or business enterprises in which they are involved to their supervisors so that the Company may evaluate the potential impact on the Company. In addition, employees must disclose to their supervisors any financial interests the Employee or a member of the Employee's family has in any company that competes with or does business with the Company. Generally, the Company will not do business with any entity in which an Employee or member of an Employee's family has an economic interest, including employment, unless the relationship is disclosed in advance and the transaction is deemed to be in the best interest of the Company.

      In addition to the disclosures noted above, if you know or have reason to believe that an actual or potential conflict of interest may exist with respect to your interests and the interests of the Company, you are required to disclose the actual or potential conflict, in writing, to your supervisor or the Legal
Department, if any, for evaluation. Any violation of this policy may result in disciplinary action, up to and including termination. Please note that this policy does not prohibit an Employee from engaging in conduct protected by law, including conduct protected by laws and regulations regarding employment discrimination, occupational safety, and health and labor relations.

      CORPORATE OPPORTUNITIES

      Directors, officers and employees may not appropriate to themselves, or to any other person or organization, the benefit of any business venture, opportunity or potential opportunity that they learn about in the course of their employment and that is in the Company's line of business without first obtaining the Company's consent. All directors, officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

      FAIR DEALING

      The Company is committed to dealing fairly and honestly with its customers, suppliers, competitors and employees. Employees are expected to conduct business in the best interest of the Company, regardless of personal preference. No employees should take unfair advantage of anyone through manipulation, concealment, abuse of confidential information, falsification, misrepresentation of material facts or any other intentional unfair dealing practice.

      Employees may not directly or indirectly (e.g. through a family member)
solicit, accept or retain any gift or personal benefit from any vendor, supplier, landlord, customer or other party with whom the Company has a business relationship or which is seeking to do business with the Company. A personal benefit means any type of gift, use of facilities, favor, entertainment, service, loan, compensation or anything of monetary value.

      The Company strives to outperform its competition fairly and honestly. We seek competitive advantages through superior performance and never through unethical or illegal business practices. Stealing proprietary information,

possessing or utilizing trade secret information that was obtained without the owner's consent or inducing such disclosures by past or present employees of other companies is prohibited.

      BRIBES & IMPROPER PAYMENTS

      What is acceptable in the commercial business environment may be unacceptable in dealings with the government. There are strict laws that govern providing or offering to provide gifts, including meals, entertainment, transportation and lodging, to domestic and foreign government officials and employees for the purpose of achieving certain ends. Since these laws are broadly written and legal penalties for you and the Company are severe, employees, directors and our agents may not provide gifts or anything of value to any government officials or employees or members of their families in connection with Company business without specific authorization from the
Principal Financial Officer or General Counsel, if any. In addition, all employees worldwide must abide by the Foreign Corrupt Practices Act in addition to local laws.

REPORTING ILLEGAL OR UNETHICAL BEHAVIOR

      As part of our commitment to ethical and legal conduct, the Company expects all employees to report promptly to their supervisors, or the legal department, if any, information regarding violations of this Code, Company policy or any federal, state or local laws or regulations, or any other illegal or unethical business or workplace conduct. Failure to report knowledge of wrongdoing may result in disciplinary action, including termination.

      ACCOUNTING COMPLAINTS

      The Company's policy is to comply with all applicable financial reporting and accounting regulations. If any director, officer or employee of the Company has unresolved concerns or complaints regarding questionable accounting or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit
Committee of the Company's Board of Directors. Subject to their legal duties, the Audit Committee and the Board of Directors will treat such submissions confidentially. Such submissions may be directed to the attention of the Audit
Committee , or any director who is a member of the Audit Committee.

      NON-RETALIATION

      All reports will be treated confidentially to the extent reasonable and possible under the circumstances. Retaliation against employees reporting concerns in good faith is prohibited.

AMENDMENT, MODIFICATION AND WAIVER

      This Code may be amended or modified by the Board of Directors of the
Company. Only the Board of Directors or a committee of the Board of Directors with specific delegated authority may grant waivers of this Code. Waivers will be disclosed to shareholders as required by the Securities Exchange Act of 1934 and the rules thereunder and the applicable rules of the American Stock
Exchange.

VIOLATIONS

      Violation of this Code is grounds for disciplinary action up to and including termination of employment. Such action is in addition to any civil or criminal liability that might be imposed by any court or regulatory agency.

                                 Acknowledgement

      I acknowledge that I have received, read and understood the Company's Code of Conduct and Ethics and that my conduct as __________________ of the Company must at all times comply with the standards and policies set out in this Code, as well as any other legal or compliance policies or procedures of the Company.

                                             Name: _____________________________

                                             Signature: ________________________

                                             Date: _____________________________

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS(1)

      As the [SPECIFY OFFICE] of SP Acquisition Holdings, Inc. (the "Company"),
I acknowledge that the Company is committed to honesty and ethical conduct in all areas of its business and that officers with responsibility for the conduct or supervision of the Company's financial affairs play a special role in preserving and protecting shareholders' interests.

In furtherance of the above and to the best of my ability, I will adhere to the following principles and responsibilities:

      o     Act at all times in accordance with the Company's Code of Conduct and Ethics, a copy of which has been provided to me;

      o     Act at all times with integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships;

      o     Address any apparent conflict of interest in personal and
            professional relationships in accordance with the highest ethical standards and promptly disclose to the General Counsel of the
            Company the nature of any such conflict of interest or any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest;

      o     Provide, in the Company's reports filed with the Securities and
            Exchange Commission and other public communications, disclosure that is full, fair, accurate, complete, objective, timely and
            understandable;

      o     Comply with rules and regulations of all U.S. and non-U.S.
            governmental entities and other private and public regulatory agencies to which the Company is subject, including any exchanges on which the Company's securities may be listed;

      o     Act in good faith, responsibly, with due care, competence and diligence, and without misrepresenting material facts or
            circumstances;

      o     Respect the confidentiality of Company information, except when authorized or otherwise required to make any disclosure, and avoid the use of any Company information for personal advantage;

      o     Share my knowledge with others within the Company, to the extent appropriate and consistent with applicable law;

      o     Promote ethical behavior among employees under my supervision;

      o     Accept accountability for adherence to this Code of Ethics and the
            Company's Code of Conduct and Ethics; and

      o     Achieve responsible use of and control over all assets and resources of the Company entrusted to me.

I acknowledge that the Company's Code of Conduct and Ethics describe procedures for the internal reporting of violations of that Code. I will comply with those reporting requirements. I will also promote compliance with them by others under my supervision, as well as prompt reporting by them of violations of the Code. I further acknowledge that the consequences of my failure to adhere to this Code of Ethics or the Company's Code of Conduct and Ethics may result in disciplinary action, up to and including termination for cause.

By ______________________________
Name:
Title:
Date:

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(1)   To be executed on an annual basis by the chief executive officer, the principal financial officer and any other senior financial, accounting or treasury officer.

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